UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2015

MACQUARIE INFRASTRUCTURE COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 West 55th Street

New York, NY 10019

(Address of Principal Executive Offices/Zip Code)

(212) 231-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2015, ITT Holdings LLC (“ITT LLC”), a wholly owned direct subsidiary of IMTT Holdings LLC and a wholly owned indirect subsidiary of Macquarie Infrastructure Company LLC (the “Company”) executed a Credit Agreement, to be dated as of May 21, 2015 (the “Credit Agreement”), among ITT LLC, IMTT - Quebec Inc. and IMTT - NTL, Ltd. as Canadian borrowers, SunTrust Bank as administrative agent and the lenders party thereto.

The Credit Agreement provides for (a) a $550 million revolving credit facility to be made available to ITT LLC, (b) the Canadian dollar equivalent of a $50 million revolving credit facility to be made available to the Canadian borrowers and (c) a $509.0 million bond purchase facility to be made available to ITT LLC. In addition, ITT LLC entered into a Note Purchase Agreement for the issuance of $325 million aggregate principal amount of 3.92% Guaranteed Senior Notes, Series A due 2025 (the “Series A Notes”) and $275 million aggregate principal amount of 4.02% of Guaranteed Senior Notes, Series B due 2027 (the “Series B Notes” and, together with the Series A Notes, the “Notes”). Proceeds of the Notes issuance and the revolving credit facility borrowings will be used (i) to repay all amounts under that certain Revolving Credit Agreement, dated as of February 15, 2013, among International – Matex Tank Terminals, IMTT – Bayonne, IMTT – Quebec Inc. and IMTT – NTL, Ltd. as Canadian borrowers, Suntrust Bank as administrative agent and the lenders party thereto (the “Existing IMTT Credit Agreement”) and (ii) to finance working capital needs, capital expenditures, acquisitions, dividends and distributions and for other general corporate purposes of the borrowers and their subsidiaries. Proceeds of borrowings under the bond purchase facility will be used to fund the purchase of approximately $509 million of IMTT’s outstanding Gulf Opportunity Zone Bonds (“GO Zone Bonds”) and New Jersey Economic Development Authority Bonds (“NJ Bonds” and, together with the Go Zone Bonds, the “Tax Exempt Bonds”). The GO Zone Bonds will be reissued and sold to certain lenders under the Credit Agreement. The NJ Bonds will be refinanced with a new issuance of tax exempt bonds and sold to certain lenders under the Credit Agreement.

The effectiveness and funding of the Credit Agreement, issuance of the Notes and purchase, reissuance and refinance of the Tax Exempt Bonds are expected to occur on or about May 21, 2015 and are subject to receipt of customary closing documentation and other customary closing conditions. The effectiveness and funding of the Credit Agreement are also conditioned on the consummation of the Notes issuance and the Tax Exempt Bonds purchase, reissuance and refinance.

In the ordinary course of business, certain lenders under the Credit Agreement and their related entities have provided, and may in the future provide, investment banking and commercial banking or other financial services to the Company and/or its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The material terms of the Credit Agreement and the Notes are summarized below:

	USD Revolving Credit Facility	CAD Revolving Credit Facility	Bond Purchase Facility	Notes

Amount:	$550.0 million	$50.0 million	$509.0 million	Series A Notes: $325.0 million Series B Notes: $275.0 million

Guarantors:	Guaranteed by all U.S. subsidiaries of ITT LLC, subject to limited exceptions.	Guaranteed by ITT LLC, the Canadian borrowers and all U.S. subsidiaries of ITT LLC, subject to limited exceptions.	Guaranteed by all U.S. subsidiaries of ITT LLC, subject to limited exceptions.	Guaranteed by all U.S. subsidiaries of ITT LLC, subject to limited exceptions.

Interest Rate:	One month LIBOR or Base Rate plus applicable margin (determined by referencing a leveraged based pricing grid or a ratings based pricing grid).	Canadian Prime Rate or Bankers’ Acceptance plus applicable margin (determined by referencing a leveraged based pricing grid or a ratings based pricing grid).	Same as applicable tax exempt bonds.	Series A Notes: 3.92% per annum, payable semi-annually Series B Notes: 4.02% per annum, payable semi-annually
Maturity:	5 years from closing date	Same as USD Revolving Credit Facility	7 years from closing date	Series A Notes: May 21, 2025 Series B Notes: May 21, 2027
Optional Prepayments:	Prepayment without premium or penalty without minimum repayment amount.	Same as USD Revolving Credit Facility.	Same as applicable tax exempt bonds.	Prepayment of not less than 10% of the Notes outstanding at 100% of principal amount plus accrued interest and a make-whole amount.
Change of Control Prepayment:	N/A	N/A	N/A	Must offer to prepay at 100% of principal amount plus accrued interest upon certain change of control events.
Asset Sale Prepayment:	N/A	N/A	N/A	Must offer to prepay at 100% of principal amount plus accrued interest upon certain asset sales if proceeds therefrom are not applied as required within 365 days.
Distribution Covenant:	Distributions permitted if the following conditions are met: (1) no Default or Event of Default and (2) compliance with the Maximum Leverage Ratio set forth below.	Same as USD Revolving Credit Facility.	Same as USD Revolving Credit Facility.	Same as USD Revolving Credit Facility.

Financial Covenants:

Maximum Leverage Ratio (total funded debt to adjusted EBITDA) of no greater than 5.00x with step-up to 5.50x for three quarters following a material acquisition.

Minimum Interest Coverage Ratio (EBITDA to interest expense) of not less than 3.00x; inapplicable if investment grade senior unsecured rating is maintained.

Net income and total assets of the obligors to be not less than 80% of the consolidated net income and total assets of the ITT LLC and its subsidiaries.

		Same as USD Revolving Credit Facility.	Same as USD Revolving Credit Facility.

Maximum Leverage Ratio (total funded debt to adjusted EBITDA) of no greater than 5.00x with step-up to 5.50x for three quarters following a material acquisition.

Minimum Interest Coverage Ratio (EBITDA to interest expense) of not less than 3.00x; inapplicable if investment grade senior unsecured rating is maintained.

Net income and total assets of the obligors to be not less than 80% of the consolidated net income and total assets of the ITT LLC and its subsidiaries

Priority Indebtedness (indebtedness of non-obligors and secured indebtedness of obligors) shall not exceed 10% of consolidated net tangible assets of ITT LCC and its subsidiaries.

Other Covenants:	Restrictions on indebtedness, negative pledges, fundamental changes, investments and transactions with affiliates.	Same as USD Revolving Credit Facility.	Same as USD Revolving Credit Facility.	Same as USD Revolving Credit Facility.
Security:	Unsecured	Unsecured	Unsecured	Unsecured
Events of default:

Failure to pay interest, principal, or fees, failure to comply with covenants, change in control, breach of representations and warranties, insolvency events, ERISA events, judgments, cross default to material indebtedness, unenforceable guaranty.

		Same as USD Revolving Credit Facility.	Same as USD Revolving Credit Facility.	Failure to pay interest, principal, make-whole, or fees, failure to comply with covenants, breach of representations and warranties, insolvency events, ERISA events, judgments, cross default to material indebtedness, unenforceable guaranty.

The material terms of the tax exempt bonds to be reissued or newly issued are summarized below:

Louisiana Public Facilities Authority Bonds

	Louisiana Public Facilities Authority Revenue Bonds (International-Matex Tank Terminals Project) Series 2007	The Industrial Development Board of the Parish of Ascension, Louisiana, Inc. Revenue Bonds (IMTT-Geismar Project) Series 2007	Louisiana Public Facilities Authority Gulf Opportunity Zone Revenue Bonds (International-Matex Tank Terminals Project) Series 2010	Louisiana Public Facilities Authority Gulf Opportunity Zone Revenue Bonds (International-Matex Tank Terminals Project) Series 2010A	Louisiana Public Facilities Authority Gulf Opportunity Zone Revenue Bonds (International-Matex Tank Terminals Project) Series 2010B
Amount:	$50 million	$165 million	$85.0 million	$90.895 million	$81.780 million
Maturity:	June 1, 2043	June 1, 2043	August 1, 2046	December 1, 2040	December 1, 2040
Interest Rate:	75% of one month LIBOR plus applicable margin plus .625%.	75% of one month LIBOR plus applicable margin plus .625%.	67% of one month LIBOR plus applicable margin plus .625%.	67% of one month LIBOR plus applicable margin plus .625%.	67% of one month LIBOR plus applicable margin plus .625%.
Repurchase Option:	Holders have right to require repurchase of bonds at par in 2022.	Holders have right to require repurchase of bonds at par in 2022.	Holders have right to require repurchase of bonds at par in 2022.	Holders have right to require repurchase of bonds at par in 2022.	Holders have right to require repurchase of bonds at par in 2022.
Optional Prepayment:	Prepayments at any time (other than after a conversion of interest period to a long term period) at par. After a conversion of interest period to a long term period, prepayments following a non-call period of two to six years (depending on length of long term period) at 102% for the first year, declining to par after the third year.	Prepayments at any time (other than after a conversion of interest period to a long term period) at par. After a conversion of interest period to a long term period, prepayments following a non-call period of two to six years (depending on length of long term period) at 102% for the first year, declining to par after the third year.	Prepayments at any time (other than after a conversion of interest period to a long term period) at par. After a conversion of interest period to a long term period, prepayments following a non-call period of two to six years (depending on length of long term period) at 102% for the first year, declining to par after the third year.	Prepayments at any time (other than after a conversion of interest period to a long term period) at par. After a conversion of interest period to a long term period, prepayments following a non-call period of two to six years (depending on length of long term period) at 102% for the first year, declining to par after the third year.	Prepayments at any time (other than after a conversion of interest period to a long term period) at par. After a conversion of interest period to a long term period, prepayments following a non-call period of two to six years (depending on length of long term period) at 102% for the first year, declining to par after the third year.
Security:	Unsecured	Unsecured	Unsecured	Unsecured	Unsecured

New Jersey Economic Development Authority Bonds

New Jersey Economic Development Authority Revenue Refunding Bonds (IMTT-Bayonne Project) Series 2015
Amount:	$36.3 million
Maturity:	December 2027
Interest Rate:	75% of one month LIBOR plus applicable margin plus .625%.
Repurchase Option:	Holders have right to require repurchase of bonds at par in 2022.
Optional Prepayment:	Prepayments at any time (other than after a conversion of interest period to a long term period) at par. After a conversion of interest period to a long term period, prepayments following a non-call period of two to six years (depending on length of long term period) at 102% for the first year, declining to par after the third year.

Mandatory Redemption:	Subject to mandatory redemption at par if the project ceases to be operated as an authorized project for 12 months without the consent of the New Jersey Economic Development Authority.
Security:	Unsecured

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Macquarie Infrastructure Company LLC

Date: May 8, 2015	By:	/s/ James Hooke
	Name:	James Hooke
	Title:	Chief Executive Officer